EXHIBIT 10.2

EXECUTION COPY

CREDIT AGREEMENT

Dated as of June 11, 2003

Among

ESTERLINE TECHNOLOGIES CORPORATION,
as Borrower,

THE INITIAL LENDERS, ISSUING BANK AND
SWING LINE BANK NAMED HEREIN,
as Initial Lenders, Issuing Bank and Swing Line Bank,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Collateral Agent,

THE BANK OF NEW YORK,
as Syndication Agent,

and

KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent

___________________________________________________________

WACHOVIA SECURITIES, LLC,

as Co-Lead Arranger and Sole Bookrunner

and

BNY CAPITAL MARKETS, INC.,

as Co-Lead Arranger

___________________________________________________________

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T A B L E  O F  C O N T E N T S

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SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Financial Covenant Items
Schedule III	-	Subsidiary Guarantors
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(q)	-	Open Years
Schedule 4.01(s)	-	Existing Debt
Schedule 4.01(t)	-	Surviving Debt
Schedule 4.01(u)	-	Liens
Schedule 4.01(v)	-	Owned Real Property
Schedule 4.01(w)	-	Leased Real Property
Schedule 4.01(x)	-	Investments
Schedule 4.01(y)	-	Intellectual Property
Schedule 4.01(z)	-	Material Contracts

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swing Line Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Security Agreement
Exhibit E	-	Form of Subsidiary Guaranty
Exhibit F	-	Form of Solvency Certificate
Exhibit G	-	Form of Opinion of Counsel to the Loan Parties

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CREDIT AGREEMENT

      CREDIT AGREEMENT dated as of June  11, 2003 (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement") among ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the "Borrower"), the banks, financial institutions and other lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the bank listed on the signature pages hereof as the Issuing Bank (as further defined below, the "Issuing Bank"), the bank listed on the signature pages hereof as the Swing Line Bank (as further defined below, the "Swing Line Bank" and, together with the Initial Lenders and the Issuing Bank, the "Initial Lender Parties"), WACHOVIA BANK, NATIONAL ASSOCIATION, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined), WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, in such capacity, the "Administrative Agent") for the Lender Parties (as hereinafter defined), WACHOVIA SECURITIES, LLC, as sole bookrunner and co-lead arranger (in such capacity, the "Bookrunner/ Co-Arranger"), BNY Capital Markets, Inc., as co-lead arranger (in such capacity, the "Co-Arranger"), The Bank of New York, as syndication agent, and KeyBank National Association, as documentation agent.

PRELIMINARY STATEMENTS:

      (1)  The Borrower has requested that the Lender Parties establish a revolving credit facility (with subfacilities for letters of credit and swingline loans) for the benefit of the Borrower in an aggregate amount equal to $60,000,000 to refinance and replace the Borrower's existing credit facilities and to finance the ongoing working capital and other general corporate purposes of the Borrower and its subsidiaries. The Lender Parties have indicated their willingness to agree to establish such revolving credit facility, but only on the terms and conditions of this Agreement, including the granting of the Collateral pursuant to the Collateral Documents and the guarantees pursuant to the Subsidiary Guaranty (each, and all other capitalized terms used in these Preliminary Statements, as defined below).

      (2)  It is a condition to the obligations of the Initial Lender Parties and the effectiveness of this Agreement that, among other conditions, (a) the Borrower acquire (the "Acquisition") all of the Equity Interests comprising the Acquired Businesses from the Sellers pursuant to the Agreement for the Sale and Purchase of the Acquired Businesses by and among the Sellers and the Buyers dated as of May 22, 2003 (the "Acquisition Agreement") and (b) to provide a portion of the financing for the Acquisition, the Borrower shall have either (i) issued the Senior Subordinated Notes in an aggregate principal amount of at least $175,000,000 or (ii) incurred the Bridge Loans in an aggregate principal amount of at least $85,000,000.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01.  Certain Defined Terms. As used in this Agreement (including the Preliminary Statements), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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"Acquisition Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

      "Acquired Businesses" means all of the Equity Interests (and related assets) of Pressure Systems International Limited, a private limited company organized under the laws of England and Wales, Pressure Systems Inc., a Virginia corporation, Norwich Aero Products Inc., a New York corporation, and Weston Aerospace, a private unlimited company organized under the laws of England and Wales.

"Acquisition" has the meaning specified in the Preliminary Statements to this Agreement.

      "Acquisition Documents" means the Acquisition Agreement and all schedules thereto, employment agreements, the Tax Deed (as defined in the Acquisition Agreement), and each other document related to the Acquisition.

"Administrative Agent" has the meaning specified in the Preliminary Statements to this Agreement.

      "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Wachovia Bank, National Association, at its office at 201 South College Street, Charlotte Plaza 8th Floor, Charlotte, North Carolina 28288, Account No. 5000000040942, Attention:  Agency Services - Annette Williams, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

"Advance" means a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

"Agents" means the Administrative Agent, the Collateral Agent and the Bookrunner/ Co-Arranger.

"Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

      "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount equal to all obligations thereunder (includes the amount of any termination payments that would payable on such date if the Hedge Agreement were terminated).

      "Applicable Commitment Fee Percentage" means, for any period, a rate equal to (i) 0.50% per annum if the Leverage Ratio is >2.5, (ii) 0.45% per annum if the Leverage Ratio is ≤ 2.5 but >2.0, (iii) 0.40% per annum if the Leverage Ratio is ≤ 2.0 but >1.5 and (iv) 0.35% per annum if the Leverage Ratio is ≤ 1.5.

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      "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "Applicable Margin" means, at any time, a percentage per annum determined by reference to the Leverage Ratio as of the end of the Fiscal Quarter most recently ended prior to such time, as set forth below:

Leverage Ratio	Base Rate Advances	Eurodollar Rate Advances
Greater than 3.0	1.50%	2.75%
Greater than 2.5 but less than or equal to 3.0	1.25%	2.50%
Greater than 2.0 but less than or equal to 2.5	0.875%	2.125%
Greater than 1.5 but less than or equal to 2.0	0.50%	1.75%
less than or equal to 1.5	0.25%	1.50%

      "Appropriate Lender" means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender Party, (b) an Affiliate of a Lender Party or (c) an entity or an Affiliate of an entity that administers or manages a Lender Party.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

      "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

"Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(f) or Title II, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

"Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

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      (a)  the rate of interest per annum then most recently publicly announced by Wachovia in Charlotte, North Carolina, from time to time, as Wachovia's prime rate for Dollars loaned in the United States; and

(b) 1/2 of 1% per annum above the Federal Funds Rate.

The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other customers in connection with extensions of credit or to other banks.

"Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

"Bookrunner/Co-Arranger" has the meaning specified in the Preliminary Statements to this Agreement.

"Borrower" has the meaning specified in the Preliminary Statements to this Agreement.

      "Borrower's Account" means the account of the Borrower maintained by the Borrower with Wachovia Bank, National Association, at its office at 201 South College Street, Charlotte Plaza 8th Floor, Charlotte, North Carolina 28288, Attention: Agency Services, Account No. 5000000040942, or such other account as the Borrower shall specify in writing to the Administrative Agent.

"Borrowing" means a Revolving Credit Borrowing or a Swing Line Borrowing.

      "Bridge Loans" means loans in a principal amount of up to $85,000,000 lent to the Borrower to finance the consummation of the Acquisition if the Senior Subordinated Notes cannot be issued due to market conditions, such loans to be made pursuant to a senior unsecured bridge loan facility on terms (including terms for and relating to exchange notes therefor) and under documents reasonably satisfactory to the Administrative Agent ("Bridge Documentation").

"Bridge Documentation" has the meaning specified therefor in the definition of "Bridge Loans".

      "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York or Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

"Buyers" means Esterline Technologies Corporation, a Delaware corporation, and Esterline Technologies Acquisition Limited, a private limited company organized under the laws of England and Wales.

      "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase

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price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

      "Cash Capital Expenditures" means, for any Person for any period, all Capital Expenditures during such period excluding Capital Expenditures to the extent financed with proceeds of Debt (other than Revolving Credit Advances) that matures more than 1 year after the incurrence thereof.

      "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. ("Moody's") or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

"CFC" means a controlled foreign corporation as defined in Section 957(a) of the Internal Revenue Code.

      "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934) directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing after the date hereof, individuals who at the beginning of such 24-month period were directors (or directors who were nominated or approved by such directors) of the Borrower shall cease for any reason to constitute a majority of the board of directors of the

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Borrower; (c) any Person or two or more Persons acting in concert shall have acquired by contract (other than customary employment contracts for seniors officers) or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management policies of the Borrower; or (d) any "Change of Control" or similar occurrence as defined in the Senior Subordinated Notes, the Senior Notes or in any other instrument relating to Material Debt for Borrowed Money.

"Chief Financial Officer" means the officer of the Borrower or other Loan Parties holding such title, such holder as of the date hereof being Mr. Robert D. George.

"Co-Arranger" has the meaning specified in the Preliminary Statements to this Agreement.

      "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

"Collateral Agent" has the meaning specified in the Preliminary Statements to this Agreement.

      "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the U.K. Security Documents, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j) or (k), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

"Commitment" means a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

      "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

"Confidential Information Memorandum" means the initial confidential information memorandum dated May 2003 used by the Bookrunner/ Co-Arranger in connection with the syndication of the Commitments.

"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

      "Consolidated Net Income" and "Consolidated Net Loss" means, respectively, for any period, the aggregate net income or loss from continuing operations of the Borrower and its Subsidiaries on a Consolidated basis.

      "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if

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required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

"Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

      "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person.

      "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptances, letters of credit or other similar arrangements or credit support facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

      "Debt for Borrowed Money" of any Person means, at any date of determination, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person and all Off-Balance Sheet Obligations of such Person at such date.

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"Default" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

"Default Interest" has the meaning set forth in Section 2.07(b).

"Defaulting Lender" has the meaning set forth in Section 2.16.

"Deposit Account" has the meaning specified in the Security Agreement.

      "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

      "EBITDA" means, for any period, (a) Consolidated Net Income or Consolidated Net Loss, as the case may be, for such period plus (b) the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) non cash items, in each case, which were deducted in determining Consolidated Net Income or Consolidated Net Loss, as the case may be, of the Borrower and its Subsidiaries on a Consolidated basis for such period.

"Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5 billion, (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $300,000,000 and (f) any other Person (other than a natural person) approved by (i) the Bookrunner/Co-Arranger and the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank and the Swing Line Bank, in each case, with notice to the Bookrunner/Co-Arranger, Administrative Agent and the Borrower, and (iii) unless a Default has occurred and is continuing or if determined by the Bookrunner/Co-Arranger (after consultation with the Borrower) to be necessary to achieve a successful initial syndication of the Facilities, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

      "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

"Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency

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interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

      "ERISA Event" means (a) unless the applicable 30-day notice requirement with respect to such event has been waived by the PBGC, (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

"Escrow Bank" has the meaning specified in Section 2.15(b).

"Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto

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or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

      "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum determined by the Administrative Agent to be equal to the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor or substitution page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates), or (ii) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount requested to be outstanding, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

"Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

      "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

"Events of Default" has the meaning specified in Section 6.01.

"Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

"Facility" means any of the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business


Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Fee Letter" means the fee letter dated May 20, 2003, among the Borrower, the Administrative Agent and the Bookrunner/Co-Arranger.

"Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

"Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on the last Friday of October in any calendar year.

      "Fixed Charge Coverage Ratio" means, for any Measurement Period, the ratio of (a) Pro Forma EBITDA to (b) the sum of (i) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, (ii) Cash Capital Expenditures, (iii) cash taxes and (iv) the sum of (A) principal amounts of all Debt for Borrowed Money paid during the four Fiscal Quarters ending on or about a date of determination (other than repayments of any Revolving Credit Borrowings, Debt under revolving lines of credit permitted hereunder and the amount of voluntary prepayments of long-term Debt) plus (B) an amount equal to all current maturities of long-term Debt for Borrowed Money (other than the Revolving Credit Commitments), such sum divided by (C) 2, in each case, of or by the Borrower and its Subsidiaries for such Measurement Period.

"Foreign Collateral" means the Equity Interests of all foreign Subsidiaries that are direct Subsidiaries of any Loan Party to the extent such Equity Interests constitute Collateral.

      "Fund" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"GAAP" has the meaning specified in Section 1.03.

      "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

      "Governmental Authorization" means any authorization, approval, consent, franchise, license, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

      "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.


      "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

"Hedge Bank" means any Person in its capacity as a party to a Secured Hedge Agreement that was a Lender Party or an Affiliate of a Lender Party at the time such Hedge Agreement was entered into.

"Indemnified Party" has the meaning specified in Section 8.04(b).

"Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

"Initial Lender Parties" and "Initial Lenders" each has the meaning specified in the Preliminary Statements to this Agreement.

      "Insufficiency" means, with respect to any Plan, the amount, if any, by which its benefit liabilities, as defined in Section 4001(a)(16) of ERISA, determined using the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such Plan, exceeds the fair market value of such Plan's assets.

"Intellectual Property Security Agreement" has the meaning specified in Section 3.01(a)(v).

      "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the Termination Date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

      (c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

      (d)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the


number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time (including any successor law).

"Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

      "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

      "Issuing Bank" means the Issuing Bank referred to in the Preliminary Statements to this Agreement and any Eligible Assignees to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

"L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

"L/C Related Documents" has the meaning specified in Section 2.04(c)(ii).

"Lender Party" means the Initial Lender Parties and any other Person that becomes a Lender, the Issuing Bank or the Swing Line Bank.

      "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

"Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(d).

"Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

      "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.


      "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

"Letters of Credit" has the meaning specified in Section 2.01(c).

      "Leverage Ratio" means, at any date of determination, the ratio of (a) (i) Consolidated total Debt for Borrowed Money at such date plus (ii) the face amount of all outstanding Letters of Credit at such date less (A) if Advances under the Revolving Credit Facility in an aggregate principal amount of $10,000,000 or less are outstanding, cash and Cash Equivalents on hand or (B) if Advances under the Revolving Credit Facility in an aggregate principal amount greater than $10,000,000 are outstanding, cash and Cash Equivalents on hand in an amount not to exceed $5,000,000, in each case of the Borrower and its Subsidiaries to (b) Pro Forma EBITDA for the most recently completed Measurement Period.

      "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      "Loan Documents" means (a) this Agreement, (b) the Notes, (c) the Subsidiary Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Letter of Credit Agreement, (g) each Secured Hedge Agreement and (h) the Post-Closing Agreement, in each case as amended.

"Loan Parties" means the Borrower and the Subsidiary Guarantors.

"Margin Stock" has the meaning specified in Regulation U.

      "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

      "Material Contract" means, with respect to the Borrower or its Subsidiaries, each contract to which such Person is a party involving aggregate consideration payable to or by such Person in excess of 10% of Consolidated revenues in any year of the Borrower and its Subsidiaries, taken as a whole, or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

"Material Debt" means Debt for Borrowed Money in an aggregate principal amount in excess of $15,000,000.

"Measurement Period" means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Borrower ending on or prior to such date; provided, that


for any Fiscal Quarter commenced prior to the Initial Extension of Credit, the amount of any item included in the calculation of a financial ratio or financial covenant, during any such Fiscal Quarter shall be as set forth on Schedule II hereto.

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

"Note" means a Swing Line Note or a Revolving Credit Note.

      "Note Purchase Agreement" means the note purchase agreement among the Borrower, certain of its Subsidiaries and the initial purchasers party thereto dated as of November 1, 1998, pursuant to which the Senior Notes were issued, as amended or otherwise modified to the extent permitted under Section 5.02(j).

"Notice of Borrowing" has the meaning specified in Section 2.02(a).

"Notice of Issuance" has the meaning specified in Section 2.03(a).

"Notice of Renewal" has the meaning specified in Section 2.01(c).

"Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

"Notice of Termination" has the meaning specified in Section 2.01(c).

"NPL" means the National Priorities List under CERCLA.

      "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

      "Off Balance Sheet Obligation" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if


such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(f).

"Open Year" has the meaning specified in Section 4.01(q)(iii).

"Other Taxes" has the meaning specified in Section 2.12(b).

"PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

      "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (e) Liens of a collection bank in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in any relevant jurisdiction.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Plan" means a Single Employer Plan or a Multiple Employer Plan.

"Pledged Debt" has the meaning specified in the Security Agreement.

      "Post Closing Agreement" means the agreement dated the date hereof between the Borrower and the Administrative Agent with respect to the satisfaction of certain conditions set forth in Sections 3.01 and 3.02 after the date hereof.

      "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

      "Pro Forma EBITDA" means, for any period, Consolidated EBITDA adjusted to give effect to the Acquisition or any other acquisition consummated by the Borrower or any of its Subsidiaries in accordance with this Agreement as if it had occurred on the first day of such period.

      "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving


Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

"Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

      "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

"Register" has the meaning specified in Section 8.07(d).

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

"Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

"Revolving Credit Advance" has the meaning specified in Section 2.01(a).

"Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

      "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

"Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

"Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

      "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended, endorsed or replaced.


      "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Collateral Documents.

"Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

"Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

"Security Agreement" has the meaning specified in Section 3.01(a)(iiI).

      "Sellers" means, collectively, Roxboro Overseas Limited, a private limited company organized under the laws of England and Wales, Roxboro Holdings, Inc., a Delaware corporation, Weston Group Limited, a private limited company organized under the laws of England and Wales, and The Roxboro Group plc, a private limited company organized under the laws of England and Wales.

"Senior Notes" means the senior notes of the Borrower in an aggregate principal amount of $100,000,000, issued pursuant to the Note Purchase Agreement.

      "Senior Subordinated Indenture" means the Indenture dated as of June 11, 2003, among Esterline Technologies Corporation, as issuer, the subsidiary guarantors party thereto, and The Bank of New York, as trustee, pursuant to which the Senior Subordinated Notes shall have been issued, as amended or otherwise modified to the extent permitted under Section 5.02(j).

"Senior Subordinated Notes" means the senior subordinated notes of the Borrower in an aggregate principal amount of $175,000,000 to be issued pursuant to the Senior Subordinated Indenture.

      "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class


or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "Subsidiary Guarantors" mean the Subsidiaries of the Borrower listed on Schedule III hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j) or (k).

"Subsidiary Guaranty" has the meaning specified in Section 3.01(a)(iv), together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j) or (k), in each case as amended.

      "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the occurrence of the Effective Date and described in Schedule 4.01(t) attached hereto.

"Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

      "Swing Line Bank" means the Swing Line Bank referred to in the Preliminary Statements to this Agreement and any Eligible Assignees to which the Swing Line Commitment hereunder has been assigned pursuant to Section 8.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Swing Line Bank or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

"Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(b) or the Revolving Credit Lenders pursuant to Section 2.02(b).

      "Swing Line Commitment" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptances, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

"Swing Line Facility" has the meaning specified in Section 2.01(b).

      "Swing Line Note" means a promissory note of the Borrower payable to the order of the Swing Line Bank and any other Lender that has made Swing Line Advances, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from Swing Line Advances made by such Lender, as amended, endorsed or replaced.

"Taxes" has the meaning specified in Section 2.12(a).


"Tax Returns" means all returns, reports, statements, declarations and schedules required to be filed with a governmental or taxing authority with respect to any taxes.

      "Termination Date" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Swing Line Commitment pursuant to Section 2.05 or 6.01 and (b) June 30, 2008.

"Treasurer" means the officer of certain of the Loan Parties holding such title, such holder as of the date hereof being Mr. Robert D. George.

"Treasury Regulations" means Treasury regulations promulgated under the Internal Revenue Code.

      "Total Debt to Capitalization Ratio" means, at any date of determination, the ratio of (a) total Debt for Borrowed Money outstanding to (b) (i) total Debt for Borrowed Money outstanding plus (ii) total shareholder equity, in each case for the Borrower and its Subsidiaries on a Consolidated basis as of such date of determination.

"Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

      "U.K. Security Documents" means each of the charge over shares between Advanced Input Devices, Inc. and the Collateral Agent and the charge over shares between Kirkhill-TA Co. and the Collateral Agent each dated on or about the date hereof.

      "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, an amount equal to (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

      "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

"Wachovia" has the meaning specified in the Preliminary Statements to this Agreement.

"Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

      SECTION 1.02.  Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended"


shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

      SECTION 1.03.  Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

      SECTION 1.04.  Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by Wachovia in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
AND THE LETTERS OF CREDIT

      SECTION 2.01.  The Advances and the Letters of Credit.  (a)  The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

      (b)  The Swing Line Advances. The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Commitment (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $25,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

      (c)  The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause any of its Affiliates that constitute a commercial bank to issue on its behalf) letters of credit (the "Letters of Credit") in U.S. Dollars for the account of the Borrower from


time to time on any Business Day during the period from the Effective Date until one year after the Termination Date in respect of the Revolving Credit Facility (provided that any Letter of Credit maturing later than five Business days prior to the Termination Date shall be cash-collateralized in an amount equal to 110% of the face amount of such Letter of Credit no later than five Business Days prior to the Termination Date) in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y)  the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than 30 days before the Termination Date in respect of the Revolving Credit Facility, but may by its terms be renewable annually upon written notice (a "Notice of Renewal") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "Notice of Termination"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 30 days before the Termination Date in respect of the Revolving Credit Facility. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

      SECTION 2.02.  Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the


Swing Line Bank or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

      (b)  Each Swing Line Borrowing shall be made on notice, given not later than 2:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, or in any event automatically upon the maturity of each Swing Line Advance, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, or in any event automatically upon the maturity of each Swing Line Advance, provided that notice of such demand is given not later than 2:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility or recourse with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

      (c)  Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Revolving Credit Advances may not be outstanding as part of more than 5 separate Borrowings.

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      (d)  Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (e)  Unless the Administrative Agent shall have received written notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

      (f)  The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      (g)  The Administrative Agent may conclusively rely on the purported genuineness of all telephonic notices, without any responsibility or liability, except for its own gross negligence or willful misconduct.

      SECTION 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit.  (a)  Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier or electronic communication, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit (which amount shall not be less than $50,000), (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (A) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (B) it has not received notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed


with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

      (b)  Letter of Credit Reports. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

      (c)  Participations in Letters of Credit. Upon the issuance of a Letter of Credit by the Issuing Bank under Section 2.03(a), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.04(e) (or which has been so reimbursed but must be returned or restored by the Issuing Bank because of the occurrence of an event specified in Section 6.01(f) or otherwise) by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(e) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

      (d)  Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

      (e)  Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(d) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender

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shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date

      (f)  Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

      SECTION 2.04.  Repayment of Advances.  (a)  Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

      (b)  Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date in respect of the Revolving Credit Facility.

      (c)  Letter of Credit Advances.  (i)  The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date in respect of the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

      (ii)    The Obligations of the Borrower and the Revolving Credit Lenders under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

      (A)  any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

      (B)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

      (C)  the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

      (D)  any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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(E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

      (F)  any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

      (G)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

      SECTION 2.05.  Termination or Reduction of the Commitments.  (a)  Optional. The Borrower may, upon at least five Business Days' written notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

      (b)  Mandatory.  (i)  The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      (ii)    The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      SECTION 2.06.  Prepayments.  (a)  Optional.  The Borrower may, upon at least one Business Day's notice (which may be telephonic, with prompt written notice to confirm such notice and with no liability on the part of the Administrative Agent for acting on such notice) in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, the aggregate amount of Revolving Credit Borrowings then outstanding) and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c).

      (b)  Mandatory.  (i) The Borrower shall, on each applicable Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the Deposit Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

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      (ii)    The Borrower shall, on each applicable Business Day, pay to the Administrative Agent for deposit in the Deposit Account an amount sufficient to cause the aggregate amount on deposit in the Deposit Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

      (iii)    Prepayments of the Revolving Credit Facility made pursuant to clause (i) shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the Deposit Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the Deposit Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

      (iv)    All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Deposit Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

      SECTION 2.07.  Interest.  (a)  Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

      (i)    Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each February, May, August and November during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

      (ii)    Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

      (b)  Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the highest rate per annum pursuant to the definition of "Applicable Margin", and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be


paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.07(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

      (c)  Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

      SECTION 2.08.  Fees.  (a)  Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last day of each February, May, August and November, commencing August 30, 2003, and on the Termination Date in respect of the applicable Facility, at the Applicable Commitment Fee Percentage on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter.

      (b)  Letter of Credit Fees, Etc.  (i)  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each February, May, August and November, commencing August 30, 2003, and on the Termination Date in respect of the Letter of Credit Facility, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit of the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility. Upon the occurrence and during the continuance of an Event of Default, the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum (without duplication of amounts payable under Section 2.07(b)).

      (ii)    The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree, with the initial fronting fee equal to 0.125% per annum on the Available Amount of all Letters of Credit issued by the Issuing Bank payable quarterly in arrears on the last day of each February, May, August and November, commencing August 30, 2003.

      (c)  Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent, including the fees set forth in the Fee Letter.

      SECTION 2.09.  Conversion of Advances.  (a)  Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such


Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

      (b)  Mandatory.  (i)  On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

      (ii)  If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

      (iii)  Upon the occurrence and during the continuance of any Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) upon written notice from the Administrative Agent (in its discretion or as required by the Required Lenders in writing) to the Borrower, the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

      SECTION 2.10.  Increased Costs, Etc.  (a)  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern exclusively) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office, in each case including any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

      (b)  If, due to either (i) the introduction or effectiveness of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any


increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

      (c)  If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 51% of the then aggregate unpaid principal amount thereof notify the Administrative Agent in good faith that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

      (d)  Notwithstanding any other provision of this Agreement, if the introduction or effectiveness of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.11.  Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices


ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b)  The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

      (c)  All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d)  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

      (f)  Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:


      (i)    first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

      (ii)    second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank and the Swing Line Bank (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank and the Swing Line Bank on such date;

      (iii)    third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 8.04 hereof, Section 21 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

      (iv)    fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

      (v)    fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

      (vi)    sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

      (vii)    seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) and all Obligations arising under Secured Hedge Agreements on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

      (viii)    eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

      (ix)    ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

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      (g)  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's Pro Rata Share of the sum of (a) the aggregate principal amount of all Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party.

      SECTION 2.12.  Taxes.  (a)  Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise or similiar taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b)  In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

      (c)  The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

      (d)  Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a


payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e)  Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8EC1 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate) any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or such other Internal Revenue Service form as may be applicable to a Lender Party which will entitle the Lender Party to an exemption from or a reduced rate of withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

      (f)  For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.


      (g)  Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

      SECTION 2.13.  Sharing of Payments, Etc.  If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

      SECTION 2.14.  Use of Proceeds.  The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to refinance certain Existing Debt of the Borrower, and to finance the ongoing working capital and other general corporate purposes of the Borrower and its Subsidiaries. The proceeds of any Advances may not be used to finance any Investment or acquisition permitted under Section 5.02(f) unless such Investment or acquisition is made on a consensual basis (approved by the board of directors or analogous governing body of any Person to be acquired or all or substantially all of whose assets are to be acquired).

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      SECTION 2.15.  Evidence of Debt.  (a)  Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note and a Swing Line Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Swing Line Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

      (b)  The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

      (c)  Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

      SECTION 2.16.  Defaulting Lenders.  Notwithstanding anything in this Agreement to the contrary, as to any Lender which (a) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed (or disgorged) payment under Section 2.03(c) or (b) has given notice to the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.01 or under Section 2.03(c) (a "Defaulting Lender"):

      (i)    such lender shall not be deemed a Required Lender hereunder and such Lender's (A) Revolving Credit Notes, (B) Revolving Commitments, (C) Advances and (D) Letter of Credit Advances shall be excluded from the calculations set forth in the definition of Required Lenders above,

      (ii)    such Lender shall not be entitled to receive any portion of (A) Letter of Credit fees, (B) interest payable with respect to any Letter of Credit Advances or (C) amounts received in respect of Letter of Credit Advances; and

(iii) such Lender shall not be entitled to receive any commitment fee payable in respect of the Revolving Credit Commitments.

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In addition to the foregoing, and notwithstanding Section 2.01(c), if any Lender shall fall within the description set forth in clause (a) or (b) above, the Issuing Bank shall not be required to issue any Letter of Credit unless arrangements reasonably satisfactory to the Issuing Bank have been entered into (the Issuing Bank having made a good faith effort to enter into such arrangements) to eliminate the Issuing Bank's risk with respect to the participation in Letters of Credit by such Lender, including cash collateralizing such Lender's Letter of Credit commitment. The provisions of this Section 2.16 are not in lieu of any other claim the Borrower may have against such Defaulting Lender.

ARTICLE III

CONDITIONS OF LENDING AND
ISSUANCES OF LETTERS OF CREDIT

      SECTION 3.01.  Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

      (a)  The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

(i) The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.15.

      (ii)    Evidence satisfactory to it that either (i) Senior Subordinated Notes in a principal amount of $175,000,000 have been issued pursuant to the Senior Subordinated Indenture, together with true and complete copies of the Senior Subordinated Indenture or (ii) Bridge Loans in a principal amount of at least $85,000,000 are outstanding, together with true and complete copies of the Bridge Documentation.

      (iii)    A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

(A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

      (B)    proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

      (C)    completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party, the


Acquired Businesses or their respective Subsidiaries as debtor, together with copies of such other financing statements,

      (D)    evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

(E) evidence of the insurance required by the terms of the Security Agreement,

      (F)    evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests, and the priority thereof, created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

      (iv)    A guaranty substantially in the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

      (v)    An intellectual property security agreement in substantially the form of Exhibit C to the Security Agreement (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Intellectual Property Security Agreement"), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken.

      (vi)    Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated hereby and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions contemplated hereby and each Loan Document to which it is or is to be a party.

      (vii)    A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter or other constitutive document of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter or other constitutive document on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

(viii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the


date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter or other constitutive document of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws or other governing document of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due organization and good standing or valid existence of such Loan Party under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

      (ix)    A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

      (x)    Copies of the Acquisition Documents, which shall be in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

      (xi)    Certificate in substantially the form of Exhibit F hereto, attesting to the Solvency of the Loan Parties, before and after giving effect to the Acquisition and the transactions contemplated hereby, from its Chief Financial Officer or Treasurer, as the case may be.

      (xii)    Such financial, business and other information regarding each Loan Party, the Acquired Businesses and their respective Subsidiaries as the Administrative Agent shall have requested, including, without limitation: (A) audited combined financial statements of the Acquired Businesses and their respective Subsidiaries for the fiscal year ended December 31, 2002, (B) an unaudited income statement of the Acquired Businesses and their respective Subsidiaries for the Fiscal Quarter ended March 31, 2003, (C) pro forma Consolidated balance sheet of the Borrower and its Subsidiaries giving effect to the Acquisition for the Fiscal Quarter ending immediately prior to closing, which in each case, shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder, and (D) a written certification from the Chief Financial Officer that the pro forma financial statements delivered pursuant to clause (C) above and the forecasts heretofore delivered to the Administrative Agent were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair and reasonable in light of then existing conditions.

      (xiii)    Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance with a reputable insurer and on terms and in amounts reasonably acceptable to the Administrative Agent.


(xiv) Copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the Administrative Agent shall request.

(xv) Copies of all Material Contracts of each Loan Party and its Subsidiaries as the Administrative Agent shall request.

(xvi) A Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

      (xvii)    A favorable opinion of Perkins Coie LLP, counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as the Administrative Agent may reasonably request.

      (b)  The Administrative Agent shall be reasonably satisfied with, after giving effect to the Acquisition (and other related transactions, including any related mergers), the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws or other constitutive documents and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

      (c)  The Administrative Agent shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished from cash on hand of the Borrower and all commitments relating thereto terminated and that all Surviving Debt shall be on terms and conditions satisfactory to the Administrative Agent.

(d) There shall have occurred no Material Adverse Change since January 31, 2003.

      (e)  There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party, the Acquired Businesses or any of their respective Subsidiaries pending or threatened before any Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect, (ii) purports to affect the legality, validity or enforceability of any Loan Document, (iii) seeks to enjoin, restrain, restrict, set aside or prohibit, to impose material conditions upon, or to obtain substantial damages in respect of, the consummation of the Acquisition or the transactions relating thereto or contemplated hereby or (iv) in the reasonable opinion of the Bookrunner/Co-Arranger, is material to the Borrower and its Subsidiaries, taken as a whole, or any of their respective assets, business operations or financial condition.

      (f)  There shall be no pending or threatened litigation, proceeding, bankruptcy or insolvency, injunction, order or claim with respect to the Borrower, the Acquired Businesses or any of their respective Subsidiaries that is material to the Borrower and its Subsidiaries, taken as a whole.

      (g)  All Governmental Authorizations and third party consents and approvals necessary in connection with the Acquisition (and any related mergers) and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the transactions contemplated hereby shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the


Acquisition (and any related mergers) and the transactions contemplated hereby or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

      (h)  The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

      (i)  The Acquisition and related transactions shall have been consummated for a purchase price not in excess of [POUND] 55,000,000 (excluding transaction costs and expenses) strictly in accordance with the terms of the Acquisition Agreement, without any waiver or amendment not consented to by the Administrative Agent of any term, provision or condition set forth therein, and in compliance with all applicable laws. The Administrative Agent shall be reasonably satisfied with the Acquisition Documents and all legal, tax and other matters relating to the Acquisition or to the Borrower and its Subsidiaries after giving effect thereto. The Acquisition Agreement shall be in full force and effect.

      (j)  Neither the Administrative Agent nor the Bookrunner/ Co-Arranger shall have become aware of any information, event, change or other matter that is inconsistent with any confidential information or other matter previously disclosed to them.

      (k)  The Bookrunner/ Co-Arranger and the Administrative Agent shall be reasonably satisfied that (i) Pro Forma EBITDA (as determined by the Administrative Agent) of the Borrower and its Subsidiaries for the four consecutive quarterly periods ending with the last calendar quarter immediately preceding the date hereof shall not be less than $75,000,000; and (ii) the Leverage Ratio (as determined by the Administrative Agent) of the Borrower and its Subsidiaries (after giving effect to the Acquisition on a pro forma basis as if the Acquisition had been consummated on the first day of the most recently completed four consecutive Fiscal Quarters) shall not exceed 2.5:1.0 as of the date hereof.

      SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

      (i)    the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their express terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and


(ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

      (b)  The Administrative Agent shall have received such other approvals, opinions (including but not limited to reliance letters with respect to any legal opinions), documents or information as the Administrative Agent may reasonably request.

      SECTION 3.03.  Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.  Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants as follows:

      (a)  Each Loan Party and each of its Subsidiaries (i) is a duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned free and clear of all Liens, except those created under the Collateral Documents.

      (b)  Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

      (c)  The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's constitutive or governing


documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, including, without limitation, the Senior Subordinated Indenture or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

      (d)  No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party in the United States is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, except with respect to liens permitted under Section 5.02(a)(ii)), or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the transactions contemplated hereby or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Acquisition Agreement and applicable law.

      (e)  This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

      (f)  There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.

      (g)  The Consolidated balance sheet of the Borrower and its Subsidiaries as at October 25, 2002, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by (in the case of Consolidated statements) an unqualified opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at January 31, 2003, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer, copies of which have been


furnished to each Lender Party, fairly present the Consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated and consolidating results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and (i) for the period through the Effective Date, since October 25, 2002, and (ii) for the period after the Effective Date, since the Effective Date, there has been no Material Adverse Change.

      (h)  The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at January 31, 2003, and the related Consolidated and consolidating pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, certified by the Chief Financial Officer, copies of which have been furnished to each Lender Party, fairly present the Consolidated and consolidating pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated and consolidating pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Acquisition and the transactions contemplated hereby, all in accordance with GAAP.

      (i)  The Consolidated and consolidating forecasted balance sheets, statements of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xvii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

      (j)  Neither the Confidential Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

      (k)  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

      (l)  Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

      (m)  Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter (or constitutive) or corporate restriction that could be reasonably likely to have a Material Adverse Effect.


      (n)  All filings and other actions necessary or desirable in the United States to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, other than the entering into of deposit account control agreements in accordance with Section 9-312(b)(1) and (2) of the UCC. The Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral to the extent such security interest can be perfected in the United States (except to the extent that deposits account control agreements have not been entered into and for the liens permitted under the Loan Documents) securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest in the United States have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

      (p)  (i)  The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without any material ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

      (ii)    (A) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed on the NPL, or on the CERCLIS, or, to the best of our knowledge, on any analogous foreign, state or local list, or, to the best of our knowledge, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (B) except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (C) except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (D) except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

      (iii)    Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party


or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

      (ii)    Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all Tax Returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

      (iii)    Set forth on Schedule 4.01(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

      (iv)    As of the date hereof, no issues have been raised by the Internal Revenue Service in any manner whatsoever, whether by proposed adjustment or otherwise, with respect to federal income tax liability of the Loan Parties of any of their respective Subsidiaries and Affiliates for any Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

      (v)    As of the date hereof, no issues have been raised by any state, local and foreign taxing authority in any manner whatsoever, whether by proposed adjustment or otherwise, with respect to the state, local and foreign tax liability of the Loan Parties or any of their respective Subsidiaries and Affiliates for any Open Year that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

(vi) The Acquisition will not be taxable to the Borrower or any of its Subsidiaries or Affiliates.

      (vii)    No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the applicable Treasury Regulations, has occurred with respect to the Borrower.

      (r)  Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

      (s)  Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

      (t)  Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

(u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Liens of each U.S. Loan Party on the property or assets located in the United States of any such Loan


Party or any of its U.S. Subsidiaries , showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

      (v)  Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and replacement value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

      (w)  Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, city or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

      (x)  Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

      (y)  Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all U.S. patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each U.S. Loan Party or any of its U.S. Subsidiaries, showing as of the date hereof, if registered, the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

      (z)  Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

(aa) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

      (ii)    Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

      (iv)    Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer


Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(bb) The Obligations of the Borrower under this Agreement constitute "Senior Debt" and "Designated Senior Debt" under and for all purposes of the Senior Subordinated Indenture.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

      SECTION 5.01.  Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

      (a)  Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended, except to the extent that any non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (b)  Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings and as to which adequate reserves in accordance with GAAP are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

      (c)  Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

      (d)  Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which any Loan Party or any of its Subsidiaries operates.

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      (e)  Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower may consummate the Acquisition and any other merger or consolidation expressly permitted under Section 5.02(d) or liquidate or dissolve any Subsidiary that has no assets or has sold, disposed of or otherwise disposed of all of its assets to a Loan Party.

      (f)  Visitation Rights. At any reasonable time and from time to time, upon reasonable notice, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, which shall be at the expense of the Borrower only if an Event of Default has occurred and is continuing.

      (g)  Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

      (h)  Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      (i)  Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

      (j)  Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property (other than real property except as provided by clause (x)) by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (except as otherwise expressly permitted under the Loan Documents), then in each case at the Borrower's expense:

      (i)    in connection with the formation or acquisition of a Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

      (ii)    within 5 Business Days after (A) such request furnish to the Collateral Agent a description of the personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent and (B) such formation or acquisition, furnish to the Collateral Agent a description of the real and personal


properties of such Subsidiary or the real and personal properties so acquired, in each case in detail satisfactory to the Collateral Agent,

      (iii)    within 30 days after (A) such request or acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all of the obligations of such Subsidiary under the Loan Documents; provided that (1) the stock of any Subsidiary held directly or indirectly by a CFC shall not be pledged, (2) if such new property is Equity Interests in a CFC, only 65% of such Equity Interests shall be pledged in favor of the Secured Parties, and (3) mortgages on real estate shall only be required under the circumstances of clause (x) above,

      (iv)    within 30 days after such request, formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages (to the extent required), pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

      (v)    within 30 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, mortgages (to the extent required), pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Collateral Agent may reasonably request,

      (vi)    if at any time the Collateral Agent shall have required mortgages to be delivered with respect to real property pursuant to clause (iii) above, then as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel


of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

      (vii)    at any time and from time to time, promptly execute and deliver, and cause to execute and deliver, each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages (to the extent required), pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

      (k)  Further Assurances.  (i)  Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

      (ii)    Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages (to the extent required), deeds of trust (to the extent required), trust deeds (to the extent required), assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

      (l)  Performance of Acquisition Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Acquisition Document to be performed or observed by it, maintain each such Acquisition Document in full force and effect, enforce such Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Acquisition


Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Acquisition Document.

      (m)  Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

(n) Cash Concentration Accounts. Within three months of the date hereof, maintain, and cause each of its Subsidiaries to maintain, main cash concentration accounts with a Lender Party.

      (o)  Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

      SECTION 5.02.  Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

      (a)  Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Liens;

      (iii)    Liens existing on the date hereof and described on Schedule 4.01(u) hereto and, with respect to any Liens described on Schedule 4.01(u) that secure Surviving Debt, any extensions, renewals or replacements of such Liens in connection with refinancing or replacement of Surviving Debt permitted under Section 5.02(b)(iii)(D) provided that no such Lien shall extend to or cover any additional property;


      (iv)    purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment (and, to the extent segregated and identifiable, the proceeds thereof) being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

      (v)    Liens arising in connection with Capitalized Leases of the Borrower permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

      (vi)    Liens on the assets of any Person that becomes a Subsidiary of the Borrower securing Debt permitted under Section 5.02 (b)(iii)(E) (other than Liens incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower); and

      (vii)    other Liens securing Debt of the Borrower outstanding in an aggregate principal amount not to exceed $3,000,000; provided that no such Lien shall extend to or cover any Collateral or may be granted when any Default shall have occurred and be continuing.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) in the case of the Borrower,

      (A)    Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates, and not for speculative purposes, incurred in the ordinary course of business and consistent with prudent business practice,

      (B)    Debt owed to a wholly owned Subsidiary of the Borrower, which Debt (x) shall constitute Pledged Debt (unless owed to a Subsidiary that is not, or is not required to be, a Subsidiary Guarantor), (y) shall be on subordinated terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement,

(C) Debt in respect of the Senior Subordinated Notes, in an aggregate principal amount not to exceed $175,000,000 or, if the Senior


Subordinated Notes are not issued, Debt in respect of the Bridge Loans in an aggregate principal amount not to exceed $85,000,000, and

(D) Debt in respect of the Senior Notes, in an aggregate principal amount not to exceed $100,000,000.

      (ii)    in the case of any Subsidiary of the Borrower, Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower, provided that, in each case, such Debt (x) shall constitute Pledged Debt (unless owed to a Subsidiary that is not, or is not required to be, a Subsidiary Guarantor), (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

(iii) in the case of the Borrower and its Subsidiaries,

(A) Debt under the Loan Documents (which, in the case of Secured Hedge Agreements, should be consistent with the terms of Section 5.02(b)(i)(A)),

(B) Debt secured by Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate $15,000,000 at any time outstanding,

(C) Capitalized Leases not to exceed in the aggregate $15,000,000 at any time outstanding,

      (D)    the Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt and any Debt in respect of the Senior Subordinated Notes or the Senior Notes, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not otherwise prohibited by the Loan Documents, provided further that the principal amount of such Surviving Debt or Debt in respect of the Senior Subordinated Notes or the Senior Notes shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate,

      (E)    Debt of any Person that becomes a Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 5.02(f) which Debt does not exceed $5,000,000 in the aggregate and is existing at the time such


Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower),

(F) Contingent Obligations in respect of Debt or other obligations of a Loan Party, and

      (G)    Debt of the Borrower not otherwise permitted under this Section 5.02(b) in an aggregate principal amount not to exceed $15,000,000 at any time outstanding and to be incurred only so long as no Default has occurred and is continuing.

(c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) the Borrower may consummate the Acquisition;

      (ii)    any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

      (iii)    in connection with any sale or other disposition permitted under Section 5.02(e)(v), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iv) any merger of a Subsidiary of the Borrower, pursuant to which the survivor is a Subsidiary Guarantor, in order to consummate an Investment expressly permitted in Section 5.03(f)(viii) or (ix);

(v) any merger of a Subsidiary Guarantor into the Borrower so long as the survivor is the Borrower;

provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing.

      (e)  Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

(i) sales of Inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of its business;

(ii) in a transaction authorized by Section 5.02(d)(ii);


(iii) sales, transfers or other dispositions of assets among the Borrower and Subsidiary Guarantors or among a Subsidiary Guarantor and other Subsidiary Guarantors;

      (iv)    so long as no Default has occurred is continuing, the sale of the stock or assets of W.A. Whitney Co., W.A. Whitney Italia Co. or Excellon Automation Co. and their respective direct and indirect Subsidiaries for fair market value;

      (v)    the sale of any asset by the Borrower or any Subsidiary (other than a bulk sale of Inventory and a sale of Receivables other than delinquent accounts for collection purposes only) so long as (A) no Default has occurred and is continuing, (B) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (C) the purchase price for such asset shall be paid to the Borrower or such Subsidiary shall consist of at least 75% cash (other than in connection with asset sales involving aggregate Investments not exceeding $5,000,000 in the aggregate at any time) and (D) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (v) shall not exceed $20,000,000;

      (vi)    sales, transfers and dispositions of assets by any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor (A) if the terms of such sale, transfer or disposition, and consideration therefor, are on an arm's-length basis , would be fair and reasonable for non-Affiliated transactions and are for 100% cash or (B) to the extent permitted by Section 5.02(f); and

      (vii)    so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of clause (iv) or (v) above;

(f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

      (i)    (A) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional equity Investments in Loan Parties and equity Investments in newly-formed, wholly-owned Subsidiaries that become Subsidiary Guarantors upon formation thereof, (C) additional equity Investments in wholly owned Subsidiaries that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $5,000,000 and (D) equity Investments by Subsidiaries that are not Subsidiary Guarantors in newly-formed, wholly-owned Subsidiaries;

      (ii)    loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

(iv) Investments existing on the date hereof and described on Schedule 4.01(x) hereto;

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(v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b);

(vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);

(vii) Contingent Obligations permitted under Section 5.02(b)(iii)(F);

      (viii)    the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this clause (viii):

(A) any such newly created or acquired Subsidiary shall comply with the requirements of Section 5.01(j);

      (B)    the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

      (C)    such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

      (D)    the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (viii), shall not exceed $75,000,000 for any acquisition or series of related acquisitions and shall not exceed $125,000,000 in any twelve-month period; provided that, in any event, no such Investment may be made pursuant to this clause (viii) unless, after giving effect to the consummation of such acquisition, (x) at least $20,000,000 is available to be drawn under the Revolving Credit Facility after consummation of the Acquisition and (y) the Leverage Ratio is at least 0.25:1.00 lower that the maximum Leverage Ratio permissible at the end of the next Fiscal Quarter in accordance with Section 5.04(a);


      (E)    (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04 and the Administrative Agent shall have received reasonable projections demonstrating pro forma compliance with such covenants through the scheduled Termination Date, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 5.04 as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

      (F)    the Borrower shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

      (ix)    Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that, with respect to each Investment made pursuant to this clause (ix):

      (A)    such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

      (B)    such Investment shall be in property and assets which are part of, or in lines of business which are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

      (C)    any determination of the amount of such Investment shall include all cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and

      (D)    (1) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or


other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 5.04 as though such Investment had been consummated as of the first day of the fiscal period covered thereby.

      (x)    The Borrower may equitize (A) up to $24,000,000 of the principal amount owed to it by Esterline Technologies Denmark ApS under the demand promissory note dated October 30, 2012, (B) up to Pounds 44,000,000 of the principal amount owed to it by Angelchance Limited under the demand promissory note dated the date hereof, and (C) up to Pounds 950,000 of the principal amount owed to it by Angelchance Limited under the demand promissory note dated the date hereof, each referred to in Schedule 4.01(x) hereto.

      (g)  Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except dividends payable to the Borrower.

      (h)  Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive or governing documents other than amendments that could not be reasonably expected to have a Material Adverse Effect or adversely affect the rights and interests of the Lender Parties.

      (i)  Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

      (j)  Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) prepayments of any senior secured or senior unsecured Debt), and (ii) regularly scheduled or required repayments or redemptions of Debt permitted under Section 5.02(b), or amend, modify or change in any manner any term or condition of or relating to the Senior Notes, any Surviving Debt, the Senior Subordinated Indenture or, if the Bridge Loans are issued, the Bridge Loan Documentation in any manner that would (A) increase the interest rate or change (to earlier dates) the dates upon which principal and interest are due thereon; (B) alter the redemption, prepayment or subordination provisions thereof; (C) alter the covenants or events of default in a manner that would make such provisions more onerous or restrictive to the Borrower or any such Subsidiary; or (D) otherwise increase the obligations of the Borrower or any Subsidiary thereunder, or permit any of its Subsidiaries to do any of the foregoing, other than to prepay any Debt payable to the Borrower or a Subsidiary Guarantor.

      (k)  Amendment, Etc., of Acquisition Documents. Cancel or terminate any Acquisition Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Acquisition Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of


any Acquisition Document, agree in any manner to any other amendment, modification or change of any term or condition of any Acquisition Document or take any other action in connection with any Acquisition Document that would materially impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

      (l)  Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties, (ii) in connection with (A) any Debt incurred under the Senior Subordinated Indenture, the Bridge Loan Documentation or the Senior Notes (or any refinancing thereof permitted under Section 5.02(b)(iii)(D)), (B) any Surviving Debt as in effect on the Effective Date (or any refinancing thereof permitted under Section 5.02(b)(iii)(D)), (C) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (D) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (E) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower), (iii) agreements relating to prohibitions on easements, rights of way or other encumbrances on title to real property and (iv) customary provisions in leases in the ordinary course of business.

(m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

(n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

(o) Formation of Subsidiaries. Organize or invest, or permit any of its Subsidiaries to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(i), (viii) or (ix).

      (p)  Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Senior Subordinated Indenture, (ii) the Loan Documents, (iii) any agreement or instrument evidencing Surviving Debt and (iv) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

      (q)  Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party


thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, unless, so long as no Event of Default has occurred and is continuing, such cancellation, termination, consent, acceptance, amendment, modification, waiver, approval, agreement or action could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.03.  Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender Parties:

      (a)  Default Notice. As soon as possible and in any event within three Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer setting forth details of such Default or such event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

      (b)  Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Ernst & Young or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

      (c)  Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that

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no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

      (d)  Annual Forecasts. As soon as available and in any event no later than 10 days after each December meeting of the Borrower's Board of Directors, forecasts prepared by management of the Borrower, in form approved by the Borrower's Board of Directors, of balance sheets, income statements and cash flow statements on an annual basis for the Fiscal Year following such Fiscal Year.

      (e)  Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

      (f)  Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

      (g)  Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

      (h)  Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Acquisition Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Acquisition Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Acquisition Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

      (i)  Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1,000,000 or more.

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(j) Notice as to Certain Tax Matters. Promptly after any such determination, notice of the Borrower's determination to take any action inconsistent with the last two sentences of Section 8.10.

      (k)  Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

      (l)  Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a certificate evidencing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

      (m)  Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

      (n)  ERISA.  (i)  ERISA Events and ERISA Reports.  (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

      (ii)    Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

      (iii)    Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

      (iv)    Multiemployer Plan Notices. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

      SECTION 5.04.  Financial Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

      (a)  Maximum Leverage Ratio. Maintain for each Measurement Period ending on the last day of a Fiscal Quarter that falls during the periods set forth below a maximum Leverage Ratio of not more than the amount set forth below during each such period set forth below:

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Period	Leverage Ratio
June 11, 2003 to last day of the first Fiscal Quarter ending in 2004	3.25:1.00
The first day of the second Fiscal Quarter ending in 2004 to the last day of the third Fiscal Quarter ending in 2005	3.00:1.00
The first day of the fourth Fiscal Quarter ending in 2005 to June 30, 2008	2.75:1.00

      (b)  Fixed Charge Coverage Ratio. Maintain for each Measurement Period ending on the last day of a Fiscal Quarter that falls during the periods set forth below a Fixed Charge Coverage Ratio of not less than the amount set forth below for each such period set forth below:

Period	Fixed Charge Coverage Ratio
June 11, 2003 to last day of the third Fiscal Quarter ending in 2004	1.05:1.00
The first day of the fourth Fiscal Quarter ending in 2004 to the last day of the third Fiscal Quarter ending in 2005	1.15:1.00
The first day of the fourth Fiscal Quarter ending in 2005 to the last day of the third Fiscal Quarter ending in 2006	1.20:1.00
The first day of the fourth Fiscal Quarter ending in 2006 to the last day of the third Fiscal Quarter ending in 2007	1.25:1.00
The first day of the fourth Fiscal Quarter ending in 2007 to June 30, 2008	1.30:1.00

(c) Total Debt to Capitalization Ratio. Maintain a Total Debt to Capitalization Ratio of not more than 0.60:1.0, as measured on the last day of each Fiscal Quarter.

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(d)  Minimum Net Worth. Maintain an excess of Consolidated total assets over Consolidated total liabilities, in each case, of the Borrower and its Subsidiaries of not less than $325,000,000 plus 50% of Consolidated Net Income commencing with the Fiscal Quarter beginning May 1, 2003 plus 75% of the net proceeds from any issuance of Equity Interests by the Borrower, as measured on the last day of each Fiscal Quarter.

ARTICLE VI

EVENTS OF DEFAULT

      SECTION 6.01.  Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

      (a)  (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within 3 Business Days after the same shall become due and payable; or

      (b)  any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i) or (j), 5.02, 5.03 or 5.04; or

      (d)  any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

      (e)  any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $5,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

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      (f)  any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

      (g)  any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced and not stayed or discontinued by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

      (h)  any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (i)  any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

      (j)  any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than any failure to act on the part of the Collateral Agent to the extent an action by the Collateral Agent would be required to perfect a security interest) cease to create a valid and perfected first priority lien (except to the extent any liens permitted under Section 5.02(a)(ii) would be superior by application of law) on and security interest in the Collateral purported to be covered thereby; or

      (k)  any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $2,500,000 unless any other agreement or instrument governing Material Debt sets forth a lower amount, then such amount; or

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      (l)  any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,500,000 unless any other agreement or instrument governing Material Debt sets forth a lower amount, then such lower amount or requires payments exceeding $500,000 per annum, unless any other agreement or instrument governing Material Debt sets forth a lower amount, then such lower amount; or

      (m)  any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,500,000 unless any other agreement or instrument governing Material Debt sets forth a lower amount, then such lower amount; or

(n) any default under, or an "Event of Default" as defined in, the Senior Subordinated Indenture shall have occurred and be continuing under Senior Subordinated Indenture; or

(o) a Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all or any portion of the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all or any portion of the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents (other than Secured Hedge Agreements unless the applicable Hedge Bank otherwise agrees) to be forthwith due and payable, whereupon all or such portion, as applicable, of the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

      SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the Deposit Account, an amount equal to the aggregate

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Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the Deposit Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Deposit Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the Deposit Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the Deposit Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

ARTICLE VII

THE AGENTS

      SECTION 7.01.  Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or, if required hereby, all Lenders), and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

      SECTION 7.02.  Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security

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interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 7.03.  Wachovia and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, if any, Wachovia shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Wachovia in its individual capacity. Wachovia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Wachovia was not an Agent and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

      SECTION 7.04.  Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 7.05.  Indemnification.  (a)  Each Lender Party severally agrees to indemnify each Agent (to the extent not reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

      (b)  Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties,

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actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

      (c)  For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the aggregate unused portions of their respective Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      SECTION 7.06.  Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent, Swing Line Bank and Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent

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shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      SECTION 7.07.  Bookrunner/ Co-Arranger, Co-Arranger, Syndication Agent and Documentation Agent Have No Liability. It is understood and agreed that none of the Bookrunner/ Co-Arranger, the Co-Arranger, the Syndication Agent or the Documentation Agent have any duties, responsibilities or liabilities under this Agreement whatsoever.

ARTICLE VIII

MISCELLANEOUS

      SECTION 8.01.  Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document (other than Secured Hedge Agreements), nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent on their behalf upon its receipt of the consent thereof) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a)  waive any of the conditions, in the case of the Initial Extension of Credit, specified in Section 3.02, without the written consent of each Lender (other than any Lender that is, at such time, a Defaulting Lender);

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VI) without the written consent of such Lender;

      (c)  postpone any date scheduled for any payment of principal or interest under Section 2.04 or 2.07, or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

      (d)  reduce the principal of, or the rate of interest specified herein on, any Advance or L/C Disbursement, or (subject to clause (v) of the second proviso to this Section 8.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Advance or L/C Disbursement or to reduce any fee payable hereunder;

      (e)  change the order of application of any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section 2.06(a) and (b) respectively, in any manner that materially and adversely affects the Lenders under such Facilities;

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      (f)  change any provision of this Section 8.01 without the written consent of each Lender, or change (i) the definition of "Required Lenders" without the written consent of each Lender or (ii) any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(h) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above, affect the rights or duties of the Swing Line Bank under this Agreement; (iv) Section 8.07(k) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Advances are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      SECTION 8.02.  Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including fax or e-mail communication) and mailed, e-mailed, faxed or delivered, if to the Borrower, at its address at 10800 NE 8th Street, Suite 600, Bellevue, Washington 98004, Attention: Chief Financial Officer; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent or the Collateral Agent, at its address at 201 South College Street, Charlotte Plaza 8th Floor, Charlotte, North Carolina 28288, Attention: Agency Services; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, e-mailed or faxed, be effective when deposited in the mails or transmitted by fax or e-mail, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by fax of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Electronic mail and Internet and intranet websites may be used by the Administrative Agent and/or the Agents to distribute communications, such as financial statements and other information as provided in Section 5.03, and to distribute Loan Documents for execution by the parties thereto, and the Administrative Agent and the Agents shall not be responsible for any losses, costs, expenses and liabilities that may arise by reason of the use thereof, except for their own gross negligence or willful misconduct. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (a) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any form of notice specified herein, or (b) the terms thereof, as understood by the recipient,

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varied from any confirmation thereof. The Borrower shall indemnify each Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with this Agreement, other than, with respect to any Agent or Lender, the losses, costs, expenses and liabilities that result from the gross negligence or willful misconduct of such Agent or Lender. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      SECTION 8.03.  No Waiver; Remedies; Entire Agreement. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect hereto.

      SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, arrangement, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection, interpretation or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto). The Borrower further agrees to pay any stamp or other taxes that may be payable in connection with the execution or delivery of any Loan Document.

      (b)  The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Acquisition) by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of the Company or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the

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case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Acquisition or the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

      (c)  If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

      (d)  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

      (e)  Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      SECTION 8.05.  Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 or otherwise with the consent of the Required Lenders, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this

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Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

      SECTION 8.06.  Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

      SECTION 8.07.  Assignments and Participations.  (a)  Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or, in each case, such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and (except in the case of an assignment to a Person that, immediately prior to such assignment, was an Affiliate or an Approved Fund of the assigning Lender) a processing and recordation fee of $3,500.

      (b)  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or the Issuing Bank, as the case may be, hereunder and (ii) the Lender or the Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or the Issuing Bank's rights and obligations under this Agreement, such Lender or the Issuing Bank shall cease to be a party hereto).

      (c)  By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the


financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or the Issuing Bank, as the case may be.

      (d)  The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

      (e)  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

      (f)  The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

      (g)  Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such


Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

      (h)  Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

      (i)  Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      (j)  Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

      SECTION 8.08.  Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by fax of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

      SECTION 8.09.  No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a


claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 8.10.  Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document; provided, that, any Agent and any Lender Party (and each employee, representative or other agent of such Agent or such Lender Party, as applicable) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Acquisition and the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender Party relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Acquisition and the transactions contemplated hereby. The Borrower does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). Each Loan Party acknowledges that one or more of the Lender Parties may treat the Advances as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender Party or Lender Parties, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

      SECTION 8.11.  Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of a Subsidiary Guarantor that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and, if applicable, the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty.

      SECTION 8.12.  Jurisdiction, Etc.  (a)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN


NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

      (b)  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      SECTION 8.13.  GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 8.14.  WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ESTERLINE TECHNOLOGIES CORPORATION

By	/s/ Robert D. George
Name: Robert D. George
Title: Vice President, Chief Financial Officer, Secretary and Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By	/s/ Jeffrey M. Foley
Name: Jeffrey M. Foley
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By	/s/ Jeffrey M. Foley
Name: Jeffrey M. Foley
Title: Vice President

THE BANK OF NEW YORK,
as Syndication Agent

By	/s/ Elizabeth T. Ying
Name: Elizabeth T. Ying
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent

By	/s/ Cheryl L. Ebner
Name: Cheryl L. Ebner
Title: Senior Vice President

WACHOVIA SECURITIES, LLC,
as Bookrunner/ Co-Arranger

By	/s/ Jeffrey M. Foley
Name: Jeffrey M. Foley
Title: Vice President


Initial Lenders

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Initial Lender, Issuing Bank and Swing Line Bank

By	/s/ Jeffrey M. Foley
Name: Jeffrey M. Foley
Title: Vice President

THE BANK OF NEW YORK

By	/s/ Elizabeth T. Ying
Name: Elizabeth T. Ying
Title: Vice President

KEY BANK NATIONAL ASSOCIATION

By	/s/ Cheryl L. Ebner
Name: Cheryl L. Ebner
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ James R. Farmer
Name: James R. Farmer
Title: Vice President

WELLS FARGO BANK, N.A.

By	/s/ Russ Carson
Name: Russ Carson
Title: AVP / Relationship Manager


SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES
Name of Initial Lender	Revolving Credit Commitment	Swing Line Commitment	Letter of Credit Commitment	Lending Office
Wachovia Bank, National Association	$14,000,000	$5,000,000	$35,000,000	See Section 8.02
The Bank of New York	$13,000,000	-	-	One Wall St., 22nd Floor New York, NY 10005 Attn.: Dawn Hertling tel.: (212) 635-6742
KeyBank National Association	$11,000,000	-	-	127 Public Square Cleveland, Ohio 44114 Attn.: Kathy A. Koenig tel.: (216) 689-4228 fax.: (216) 689-4981
U.S. Bank National Association	$11,000,000	-	-	1420 Fifth Avenue, 10th Floor PD-WAT11C Seattle, Washington 98101 Attn.: Gail Fortun tel.: (206) 587-5212 fax.: (206) 344-3741
Wells Fargo Bank, N.A.	$11,000,000	-	-	999 Third Avenue, 11th Floor Seattle, Washington 98104 Attn.: Russ Carson tel.: (206) 292-3207 fax.: (206) 343-6626
TOTAL	$60,000,000	$5,000,000	$35,000,000


SCHEDULE II

FINANCIAL COVENANT ITEMS
(in $000s)

Quarterly Results

EBITDA	2Q 2002	3Q 2002	4Q 2002	1Q 2003	2Q 2003

Esterline	15,187	14,764	18,157	15,571	14,290
Burke	1,790	0	0	0	0
BAE	1,693	3,236	2,010	0	0
Weston	1,930	1,929	1,929	1,929	1,930

Total PF EBITDA	20,600	19,929	22,096	17,500	16,220

Interest Expense	4,846	4,846	4,846	4,846	4,846
Taxes	1,904	1,904	1,904	1,904	1,904
Capital Expenditures	4,025	4,025	4,025	4,025	4,025

Curr Mat. LTD	0	0	30,000	30,000	30,000
Principal Payments	0	0	0	0	0


SCHEDULE III

SUBSIDIARY GUARANTORS
1. Advanced Input Devices, Inc.

2. Amtech Automated Manufacturing Technology

3. Angus Electronics Co.

4. Armtec Countermeasures Co.

5. Armtec Defense Products Co.

6. Auxitrol Co.

7. Boyar-Schultz Corporation

8. BVR Technologies Co.

9. Equipment Sales Co.

10. Excellon Automation Co.

11. Excellon U.K.

12. Fluid Regulators Corporation

13. H.A. Sales Co.

14. Hytek Finishes Co.

15. Janco Corporation

16. Kirkhill-TA Co.

17. Korry Electronics Co.

18. Mason Electric Co.

19. MC Tech Co.

20. McTaws Corporation

21. Memtron Technologies Co.

22. Norwich Aero Products, Inc.

23. Pressure Systems, Inc.

24. Pressure Systems International, Inc.

25. SureSeal Corporation

26. Surftech Finishes Co.

27. W.A. Whitney Co.


EXHIBIT A-1

FORM OF
REVOLVING
CREDIT NOTE

REVOLVING CREDIT NOTE

$________

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to __________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Advance from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 11 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders and agents from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent, Swing Line Bank and Issuing Bank.

      The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Account. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Advances and Swing Line Advances made by the Lender shall be evidenced by one or more Advance accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Advances and Swing Line Advances and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

        A-1-1

      THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ESTERLINE TECHNOLOGIES CORPORATION

By:	____________________________________
Name:
Title:

        A-1-2

ADVANCES AND PAYMENTS WITH RESPECT THERETO

Date	Type of Advance Made	Amount of Advance Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

        A-1-3

EXHIBIT A-2

FORM OF
SWING LINE
NOTE

FORM OF SWING LINE NOTE

_______________

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to Wachovia Bank, National Association ("Wachovia"), or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swing Line Advance from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 11, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders and agents from time to time party thereto, Wachovia, as Administrative Agent, Swing Line Lender and Issuing Bank.

      The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Advance from the date of such Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Swing Line Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Swing Line Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Advances made by the Lender shall be evidenced by one or more Advance accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Advances and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swing Line Note.

        A-2-1

      THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ESTERLINE TECHNOLOGIES CORPORATION

By:	____________________________________
Name:
Title:

        A-2-2

ADVANCES AND PAYMENTS WITH RESPECT THERETO

Date	Type of Advance Made	Amount of Advance Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

______	________	________	______	__________	___________	_______

        A-2-3

EXHIBIT B

FORM OF
NOTICE OF BORROWING

Wachovia Bank, National Association,
    as Administrative Agent
    under the Credit Agreement
    referred to below

201 South College Street Charlotte Plaza, 8th Floor Charlotte, North Carolina 28288-0737	[Date]

      Attention: _______________

Ladies and Gentlemen:

      The undersigned, Esterline Technologies Corporation, refers to the Credit Agreement dated as of June 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, the Lender Parties party thereto, Wachovia Bank, National Association, as Collateral Agent and as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is _________ __, ____.

(ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

(iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iv) The aggregate amount of the Proposed Borrowing is $__________.

(v) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

      (A)    The representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their express terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.


      (B)    No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

      Delivery of an executed counterpart of this Notice of Borrowing by fax shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

ESTERLINE TECHNOLOGIES CORPORATION

By:	____________________________________
Name:
Title:


EXHIBIT C

FORM OF
ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement dated as of June 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Esterline Technologies Corporation, a Delaware corporation (the "Borrower"), the Lender Parties party thereto, Wachovia Bank, National Association, as Collateral Agent and as Administrative Agent for the Lender Parties.

      Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

      (1)    Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

      (2)    Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

      (3)    Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan


Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

      (4)    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

      (5)    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Advance Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

      (6)    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

(7) This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      (8)    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by fax shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.


      IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE
ASSIGNORS:
Revolving Credit Facility
Percentage interest assigned	%	%	%	%	%
Revolving Credit Commitment assigned	$	$	$	$	$
Aggregate outstanding principal amount of Revolving Credit Advances assigned	$	$	$	$	$
Principal amount of Revolving Credit Note payable to Assignor	$	$	$	$	$
Letter of Credit Facility
Letter of Credit Commitment assigned	$	$	$	$	$
Letter of Credit Commitment retained	$	$	$	$	$

ASSIGNEES:
Revolving Credit Facility
Percentage interest assumed	%	%	%	%	%
Revolving Credit Commitment assumed	$	$	$	$	$
Aggregate outstanding principal amount of Revolving Credit Advances assumed	$	$	$	$	$
Principal amount of Revolving Credit Note payable to Assignee	$	$	$	$	$
Letter of Credit Facility
Letter of Credit Commitment assumed	$	$	$	$	$


Effective Date (if other than date of acceptance by Administrative Agent):

7_________ __, ____

Assignors
_________________________, as Assignor
[Type or print legal name of Assignor]

By	____________________________________________
Title:

Dated: _________ __, ____

_________________________, as Assignor
[Type or print legal name of Assignor]

By	____________________________________________
Title:

Dated: _________ __, ____

________________________

7	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.


Assignees
_________________________, as Assignee
[Type or print legal name of Assignee]

By	____________________________________________
Title:

Dated: _________ __, ____

Domestic Lending Office:

Eurodollar Lending Office:

_________________________, as Assignee
[Type or print legal name of Assigee]

By	____________________________________________
Title:

Dated: _________ __, ____

Domestic Lending Office:

Eurodollar Lending Office:


Accepted this ____
day of ___________, ____

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	____________________________________________
Title:

[Approved this ____ day of _____________, ____

[ESTERLINE TECHNOLOGIES CORPORATION]

By	____________________________________________
Title: ] 1

________________________

1	If no Event of Default has occurred, the approval of the Borrower shall be required.


EXHIBIT D

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

Dated June 11, 2003

From

ESTERLINE TECHNOLOGIES CORPORATION

And

THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES HEREOF

as Grantors

to

Wachovia Bank, National Association

as Collateral Agent


T A B L E  O F  C O N T E N T S


Schedule I	-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	-	Pledged Equity and Pledged Debt
Schedule III	-	Locations of Equipment and Inventory
Schedule IV	-	Changes in Name, Location, Etc.
Schedule V	-	Patents, Trademarks and Trade Names, Copyrights and IP Agreements
Schedule VI	-	Account Collateral
Exhibits

Exhibit A	-	Form of Security Agreement Supplement
Exhibit B	-	Form of Consent and Agreement
Exhibit C	-	Form of Intellectual Property Security Agreement
Exhibit D	-	Form of IP Security Agreement Supplement


SECURITY AGREEMENT

      SECURITY AGREEMENT dated June 11, 2003, made by ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the "Borrower"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 22 hereto) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to Wachovia Bank, National Association, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement).

      PRELIMINARY STATEMENTS.

      (1)  The Borrower has entered into a Credit Agreement dated as of June 11, 2003, (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the Lender Parties and the Agents (each, as defined therein).

      (2)  Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

      (3)  Each Grantor is the owner of the shares of stock or other Equity Interests (the "Initial Pledged Equity") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

      (4)  The Borrower and other Grantors have opened deposit accounts (the "Deposit Accounts") with banks, in the name of the Borrower or such Grantor, as applicable, and subject to the terms of this Agreement, as described in Schedule VI hereto.

      (5)  It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

      (6)  Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

      (7)  Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in


the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2, Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially similar to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

      Section 1.     Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

      (a)  all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "Equipment");

      (b)  all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the "Inventory");

      (c)  all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit


and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the "Receivables", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "Related Contracts");

(d) the following (the "Security Collateral"):

      (i)    the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

      (ii)    the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

      (iii)    all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

      (iv)    all additional indebtedness from time to time owed to such Grantor by any obligor of the Initial Pledged Debt or any successor entity (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

      (v)    all investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;


      (e)  each of the Material Contracts to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

(f) the following (collectively, the "Account Collateral"):

      (i)    the Deposit Accounts and any cash concentration accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts;

      (ii)    all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

      (iii)    all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g) the following (collectively, the "Intellectual Property Collateral"):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto ("Patents");

      (ii)    all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");


      (iii)    all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered ("Copyrights");

      (iv)    all commercially licensed computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

      (v)    all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

      (vi)    all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit D hereto (an "IP Security Agreement Supplement") executed by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

      (vii)    all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

      (viii)    all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto ("IP Agreements"); and

      (ix)    any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;


      (h)  all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

      (i)  all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1 and this clause (i)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash; provided, however, that the provisions of this Section 1 shall, in the case of the pledge of capital stock or other Equity Interests of any non-U.S. Subsidiary, be limited to 65% of the capital stock or other Equity Interests, as the case may be, of each (direct or indirect) non-U.S. Subsidiary of the Borrower that is a "controlled foreign corporation" under Section 957 of the U.S. Internal Revenue Code.ommodi

      Notwithstanding anything to the contrary contained herein, the Collateral shall not include any item of personal property, tangible or intangible, to the extent the grant by any Grantor of a security interest pursuant to this Security Agreement in its right, title and interest in such item of property is prohibited by contractual provisions entered into by the Grantor in the ordinary course of business and existing on the date hereof.

      Section 2.     Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations").

      Section 3.    Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      Section 4.    Delivery and Control of Security Collateral. (a)  All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed endorsements, instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to


register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 13(a). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

      (b)  With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c) Upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

      Section 5.    Maintaining the Account Collateral. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment:

      (a)  Each Grantor agrees that if it adds any bank that maintains a deposit account for such Grantor or open any new deposit account not described in Schedule VI hereto, it shall on a quarterly basis update such Schedule VI to include such additional banks or deposit accounts.

      (b)  The Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor's obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.


      Section 6.    Maintaining Electronic Chattel Paper, Transferable Records and Giving Notice of Commercial Tort Claims. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment:

      (a)  Each Grantor will maintain all (i) electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA" ); and

      (b)  Each Grantor will immediately give notice to the Collateral Agent of any commercial tort claim that may arise in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

      Section 7.    Representations and Warranties. Each Grantor represents and warrants as follows:

      (a)  Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Within the past 5 years, such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office and the office in which it maintains the original copies of each Assigned Agreement and Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not within the past five years changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

      (b)  All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 9(a). Within the 5 years preceding the execution of this Agreement, such Grantor has not previously changed the location of its Equipment and Inventory except as set forth in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

     (c)  Such Grantor is the legal and beneficial owner of, or has valid rights of a lessee or a licensee with power to transfer (other than with respect to any lease or license to which such Grantor is a party that by its terms such Grantor may not assign or otherwise


transfer), the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or any liens permitted under Section 5.02(a)(ii) of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

      (d)  Such Grantor has exclusive possession and control of the Equipment and Inventory other than Inventory stored at any leased premises or warehouse for which a landlord's or warehouseman's agreement, in form and substance satisfactory to the Collateral Agent, is in effect and which leased premises or warehouse is so indicated by an asterisk on Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 9(a). In the case of Equipment and Inventory located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment or Inventory, (ii) issued any document for any of such Grantor's Equipment or Inventory, (iii) received notification of any secured party's interest (other than the security interest granted hereunder) in such Grantor's Equipment or Inventory or (iv) any Lien, claim or charge (based on contract, statute or otherwise) on such Equipment and Inventory.

      (e)  The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent).

      (f)  The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule II hereto.

(g) All of the investment property owned by such Grantor is listed on Schedule II hereto.

      (h)  If an Event of Default shall have occurred and be continuing and to the extent requested by the Collateral Agent, each Grantor will use commercially reasonable efforts to obtain from each party (other than a Grantor) that is a party to any Assigned Agreement


executed and delivered, in substantially the form of the Consent and Agreement attached hereto as Exhibit B (or otherwise in form and substance reasonably satisfactory to the Collateral Agent), consent to the assignment of the applicable Agreement Collateral pursuant hereto.

(i) Such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 5(a).

      (j)  All filings and other actions (including, without limitation, actions necessary to perfect the Collateral Agent's security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, other than the entering into of deposit account control agreements in accordance with Section 9-312(b)(1) and (2) of the UCC, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor to the extent such security interest can be perfected in the United States (except to the extent deposit account control agreements have not been entered into and for liens permitted under Section 5.02(a)(ii) of the Credit Agreement), securing the payment of the Secured Obligations.

      (k)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except with respect to any Foreign Collateral, any action to be taken outside the United States, and for the entering into of deposit account control agreements in accordance with Section 9-312(b)(1) and (2) of the UCC, the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 12(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements have been duly recorded and are in full force and effect, and the actions described in Section 4 with respect to Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(l) As to itself and its Intellectual Property Collateral:

      (i)    Except as, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the operation of such Grantor's business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with,


infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

      (ii)    Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.

      (iii)    The Intellectual Property Collateral set forth on Schedule V hereto includes all of the U.S. patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements owned by such Grantor.

      (iv)    The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

      (v)    Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in such Intellectual Property Collateral.

      (vi)    No claim, action, suit, investigation, litigation or proceeding, which could be reasonably likely to have a Material Adverse Effect, has been asserted or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor's rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor's rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. No Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral material to the business of the Borrower and its Subsidiaries, taken as a whole, or the Grantor's rights in or use thereof. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other


right to any Person with respect to any part of the Intellectual Property Collateral material to the business of the Borrower and its Subsidiaries, taken as a whole. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

      (vii)    With respect to each IP Agreement material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

      (viii)    To the best of such Grantor's knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor that could be reasonably likely to have a Material Adverse Effect; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

      (ix)    No Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or that would impair the validity or enforceability of such Intellectual Property Collateral.

(m) The Grantor has no commercial tort claims (as defined in Section 9-102(13) of the UCC).


      Section 8.    Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) if an Event of Default shall have occurred and be continuing, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and, at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (iii) execute or authenticate and file such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; (vi) at the request of the Collateral Agent, take all action to ensure that the Collateral Agent's security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; (vii) at the request of the Collateral Agent, cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (viii) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken. From time to time upon request by the Collateral Agent, each Grantor will, at such Grantor's expense, cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

      (b)  Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a


financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

      (c)  Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

      (d)  Upon the occurrence and during the continuance of any Event of Default, the Borrower will furnish to the Collateral Agent, upon the request of the Collateral Agent, an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including, without limitation, action necessary to (i) give the Collateral Agent control over the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (ii) cause the security interest in any Collateral evidenced by a certificate of ownership to be noted on such certificate of ownership) to perfect continuously from the date hereof the security interest granted hereunder.

      Section 9.    As to Equipment and Inventory. (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 7(b) or, upon 30 days' prior written notice to the Collateral Agent, at such other places designated by the Grantor in such notice. Upon the giving of such notice, Schedule III shall be automatically amended to add any new locations specified in the notice.

      (b)  Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Equipment or Inventory of such Grantor.

      (c)  Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement.

      Section 10.    Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Collateral Agent from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less


than $2,500,000 per occurrence) to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 9 and cause the insurers to acknowledge notice of such assignment.

      (b)  Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 10 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 10 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

      (c)  So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Collateral Agent may reasonably require. Upon the occurrence and during the continuance of any Event of Default and the actual or constructive total loss (in excess of $1,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 20(b).

      Section 11.    Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 7(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Grantor will change the location of the Equipment and Inventory or the place where it keeps the originals of all chattel paper that evidence Receivables of such Grantor from the locations therefor specified in Sections 7(a) and 7(b) without first giving the Collateral Agent 30 days' prior written notice of such change.


Other than liens permitted under Section 5.02(a) of the Credit Agreement, no Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days' prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent's security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

      (b)  If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, or if the Collateral Agent so requests such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent's account subject only to the Collateral Agent's instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

      (c)  Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Agent's direction, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right, if an Event of Default shall have occurred and be continuing, upon written notice to such Grantor of its intention to do so, to notify each Person obligated at any time to make any payment to such Grantor for any reason (an "Obligor") under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such


Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited as directed by the Collateral Agent and either (A) released to such Grantor, or at its order or, at the request of such Grantor, to the Administrative Agent to be applied to its Obligations under the Loan Documents so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

      Section 12.    As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

      (b)  Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Intellectual Property Collateral material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.


      (c)  In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

      (d)  Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain. No Grantor shall, without written consent of the Collateral Agent, discontinue use of or otherwise abandon any material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

      (e)  Each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

      (f)  With respect to its U.S. Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

      (g)  Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral ("After-Acquired Intellectual Property") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. At the end of each fiscal quarter of the Borrower, each Grantor shall give prompt written notice to the Collateral Agent identifying


the After-Acquired Intellectual Property, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

      Section 13.    Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

      (i)    Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

      (ii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

      (A)    dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

      (B)    dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

      (iii)    The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.


(b) Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (f) of the Credit Agreement or an Event of Default:

      (i)    All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

      (ii)    All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

      (iii)    The Collateral Agent shall be authorized to send to each Securities Intermediary as defined in and under any Security Control Agreement a Notice of Exclusive Control as defined in and under such Security Control Agreement.

      Section 14.    As to the Assigned Agreements. (a) Each Grantor will at its expense, if an Event of Default shall have occurred and be continuing, furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon request of the Collateral Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

      (b)  Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

      Section 15.    Payments Under the Assigned Agreements. (a) In addition to the other provisions of this Agreement, if an Event of Default shall have occurred and be continuing, each Grantor agrees, and that, if requested by the Collateral Agent, it shall instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made as directed by the Collateral Agent.

(b) All moneys received or collected pursuant to subsection (a) above shall be (i) released to the applicable Grantor, or at its order or, at the request of such Grantor, to


the Administrative Agent to be applied to its Obligations under the Loan Documents so long as no Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing or (ii) if any Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing, applied as provided in Section 20(b).

      Section 16.    Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement or as otherwise expressly permitted under the Credit Agreement.

      (b)  Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.

      Section 17.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of a an Event of Default in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

      (d)  to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

      Section 18.    Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the


Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 21.

      Section 19.    The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

      (b)  Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "Subagent") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

      Section 20.    Remedies. If any Event of Default shall have occurred and be continuing:

      (a)  The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the


Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (i)    Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 21) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 2.11(f) of the Credit Agreement.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

      (b)  All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

      (c)  The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

      (d)  In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the


Collateral Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

      (e)  If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 20, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense do or cause to be done all such acts and things as may be necessary to make the sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

      (f)  The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any other information in its possession relating to such Security Collateral.

      (g)  Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (f) above.

      Section 21.    Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

      (b)  Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

      Section 22.    Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any


Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

      (b)  Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each, a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-VIII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

      Section 23.    Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

      Section 24.    Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than Obligations in respect of Hedge Agreements to the extent not due and payable or in respect of contingent obligations as to which no claim has been asserted), (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure,


together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

      Section 25.    Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request.

      (b)  Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than Obligations in respect of Hedge Agreements to the extent not due and payable or in respect of contingent obligations as to which no claim has been asserted), (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

      Section 26.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of an original executed counterpart of this Agreement.

      Section 27.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


      IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ESTERLINE TECHNOLOGIES CORPORATION

By	______________________________________
Name: Robert D. George
Title: Vice President, Chief Financial Officer,
Secretary and Treasurer

Advanced Input Devices, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Armtec Defense Products Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Armtec Countermeasures Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Kirkhill-TA Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Korry Electronics Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Mason Electric Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Auxitrol Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Boyar-Schultz Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

BVR Technologies Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Equipment Sales Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Fluid Regulators Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Hytek Finishes Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Chief
Financial Officer


Janco Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

McTaws Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Memtron Technologies Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Surftech Finishes Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Excellon Automation Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Excellon U.K.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Amtech Automated Manufacturing Technology

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


W.A. Whitney Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

MC Tech Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

H.A. Sales Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Angus Electronics Co.

By	______________________________________
Name: Robert D. George
Title: President, Secretary and Treasurer

Pressure Systems, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Pressure Systems International, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Norwich Aero Products, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Sureseal Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


EXECUTION COPY

EXHIBIT E

FORM OF SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY

Dated as of June 11, 2003

From

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE SECURED PARTIES REFERRED TO IN
THE CREDIT AGREEMENT REFERRED TO HEREIN


T A B L E  O F  C O N T E N T S

Exhibit A - Guaranty Supplement


SUBSIDIARY GUARANTY

      SUBSIDIARY GUARANTY dated as of June 11, 2003, made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "Guarantors" and, individually, each a "Guarantor") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

      PRELIMINARY STATEMENT. Esterline Technologies Corporation, a Delaware corporation (the "Borrower"), is party to a Credit Agreement dated as of June 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lender Parties party thereto, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent for such Lender Parties. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that each Guarantor shall have executed and delivered this Guaranty.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

      Section 1.    Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

      (b)  Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent


Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

      (c)  Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

      Section 2.    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

      (b)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

      (c)  any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

      (d)  any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other


Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

      (f)  any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

      (g)  the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

      (h)  any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

      Section 3.    Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

      (b)  Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      (c)  Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.


      (d)  Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

      (e)  Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

      (f)  Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

      Section 4.    Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash (other than Guaranteed Obligations in respect of Hedge Agreements to the extent not due and payable or in respect of contingent obligations as to which no claim has been asserted), all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge


Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

      Section 5.    Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b)  In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

      (c)  Each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.

      (d)  Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 5, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e)  Upon the reasonable request in writing of any Guarantor, each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance or


Secured Hedge Agreement pursuant to which it becomes a Secured Party in the case of each other Secured Party, and from time to time thereafter as reasonably requested in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service Forms W-8BEN or W-8EC1 or (in the case of a Secured Party that has certified in writing to the Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate) any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes or any other Loan Document or such other Internal Revenue Service form as may be applicable to a Secured Party which will entitle the Secured Party to an exemption from or a reduced rate of withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document. If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement or the applicable Secured Hedge Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Secured Party becoming a party to the Credit Agreement, at the effective date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) of this Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

      (f)  For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.


      (g)  Any Secured Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Secured Party, be otherwise disadvantageous to such Secured Party.

      Section 6.    Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

      (b)  Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

      Section 7.    Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid (other than Guaranteed Obligations in respect of Hedge Agreements to the extent not due and payable or in respect of contingent obligations as to which no claim has been asserted), any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

      Section 8.    Amendments, Guaranty Supplements, Etc. (a) Except as otherwise provided in Section 8.01 of the Credit Agreement, no amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (b)  Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "Guaranty Supplement"), (i) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Subsidiary Guaranty",


"thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

      Section 9.    Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 8.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 8.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, e-mailed or faxed, be effective when deposited in the mails or transmitted by fax or e-mail. Delivery by fax of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

      Section 10.    No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 11.    Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

      Section 12.    Indemnification. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party


in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

      (b)  Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

      (c)  Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

      Section 13.    Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

      (a)  Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

      (b)  Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

      (c)  Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the


Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

      (d)  Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

      Section 14.    Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty (other than Guaranteed Obligations in respect of Hedge Agreements to the extent not due and payable or in respect of contingent obligations as to which no claim has been asserted), (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit (other than Letters of Credit remaining outstanding after the Termination Date that have been fully cash collateralized in accordance with Section 2.01(c) of the Credit Agreement) and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

      Section 15.    Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by fax shall be effective as delivery of an original executed counterpart of this Guaranty.


      Section 16.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

      (b)  Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

      (c)  Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State of federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

      (d)  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Advanced Input Devices, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Armtec Defense Products Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Armtec Countermeasures Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Kirkhill-TA Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Korry Electronics Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Mason Electric Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Auxitrol Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Boyar-Schultz Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

BVR Technologies Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Equipment Sales Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Fluid Regulators Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Hytek Finishes Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Janco Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Chief Executive Officer

McTaws Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Memtron Technologies Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Surftech Finishes Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Excellon Automation Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Excellon U.K.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Amtech Automated Manufacturing Technology

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

W.A. Whitney Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

MC Tech Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

H.A. Sales Co.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Angus Electronics Co.

By	______________________________________
Name: Robert D. George
Title: President, Secretary and Treasurer

Pressure Systems, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Pressure Systems International, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Norwich Aero Products, Inc.

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer

Sureseal Corporation

By	______________________________________
Name: Robert D. George
Title: Vice President, Secretary and Treasurer


Exhibit A
To The
Subsidiary Guaranty

FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

_________ __, ____

Wachovia Bank, National Association, as Administrative Agent
301 South College Street
Charlotte, North Carolina 28288-0737

Attention: _________

Re:

Credit Agreement dated as of June 11, 2003 among Esterline Technologies Corporation, a Delaware corporation (the "Borrower"), the Lender Parties party to the Credit Agreement, Wachovia Bank, National Association, as Administrative Agent and as Collateral Agent,

Ladies and Gentlemen:

      Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "Subsidiary Guaranty"). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

      Section 1.  Guaranty; Limitation of Liability.  (a)  The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or


not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

      (b)    The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

      (c)    The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

      Section 2.  Obligations Under the Guaranty.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Subsidiary Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

      Section 3.  Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

      Section 4.  Delivery by Fax. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by fax shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

      Section 5.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a)  This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.


      (b)    The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

      (c)    The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

      (d)    THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By	_________________________________
Title:

EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

      I, ________, the [Chief Financial Officer][Treasurer] of [NAME OF LOAN PARTY], a [Delaware] [corporation] [limited liability company] (the "Company"), hereby certify that I am the [Chief Financial Officer][Treasurer] of the Company and that I am familiar with its properties, businesses, assets, finances and operations and I am duly authorized to execute this certificate on behalf of the Company pursuant to Section 3.01(a)(xi) of the Credit Agreement dated as of June 11, 2003 (the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Esterline Technologies Corporation, as Borrower, the Lender Parties named therein and Wachovia Bank, National Association, as Administrative Agent and Collateral Agent for the Lender Parties.

      I further certify that I am generally familiar with the properties, business and assets of the Company and its Subsidiaries and have carefully reviewed the Loan Documents and the contents of this Certificate and, in connection herewith, have reviewed such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor.

      I understand that the Agents and the Lender Parties are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents.

      I do hereby further certify that:

      1.    On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the fair value of the property of the Company is greater than the total amount of liabilities, including, without limitation, contingent, liabilities of the Company;

      2.    On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured;

3. The Company does not intend to and does not believe that it will incur debts or liabilities that will be beyond its ability to pay such debts and liabilities as they mature; and

      4.    On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the Company is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital;

      provided, that, for the purposes of clauses 1, 2 and 3 above, liabilities shall not include long-term intercompany debt. The amount of contingent liabilities at any time shall be


computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured liability.

      Delivery of an executed counterpart of a signature page to this Certificate by fax shall be effective as delivery of a manually executed counterpart of this Certificate.

      The Administrative Agent and Lender Parties, by accepting this Certificate, acknowledge that the undersigned officer of the Company shall have no personal liability with respect to any matter contained in this Certificate.

[REST OF PAGE INTENTIONALLY LEFT BLANK]


      IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on this __ day of June, 2003.

By	___________________________________
Name:
Title: [Chief Financial Officer][Treasurer]
